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FOR IMMEDIATE RELEASE

October 30, 2009

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark.Lazenby@dom.com Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Greg Snyder (804) 819-2383, James.Gregory.Snyder@dom.com Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

    DOMINION ANNOUNCES THIRD-QUARTER 2009 EARNINGS

• Third-quarter 2009 operating earnings of 99 cents per share as compared to guidance of 88 cents to 93 cents per share
• Third-quarter 2009 GAAP earnings of $1.00 per share
• Company affirms 2009 operating earnings guidance
of $3.20 to $3.30 per share
• Company affirms 2010 outlook of $3.20 to $3.40 per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2009, of $594 million ($1.00 per share) compared to reported earnings of $508 million (87 cents per share) for the same period in 2008.

Operating earnings for the three months ended Sept. 30, 2009, amounted to $592 million (99 cents per share) compared to operating earnings of $545 million (94 cents per share) for the same period in 2008. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2009 and 2008 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Our core businesses continued to deliver strong operating earnings results this quarter despite unfavorable weather in our electric service territory. Driven by the performance of our regulated businesses, and combined with lower financing costs and a lower effective income tax rate, our operating earnings exceeded the top end of our guidance range.

“In consideration of our year-to-date operating earnings and our limited sensitivity to commodity price changes, we are affirming our 2009 operating earnings guidance range of $3.20 to $3.30 per share.

“This quarter we also continued our emphasis on meeting the growing energy infrastructure needs of our customers by pre-filing our Appalachian Gateway Project with the Federal Energy Regulatory Commission and announcing our intention to form a joint venture with Williams to market and develop a new pipeline called Keystone Connector.  Dominion's existing natural gas pipeline system is uniquely positioned in the Appalachian region, as its pipelines traverse the areas of significant supply growth.

“With respect to Dominion’s Marcellus shale acreage, we do not plan to develop this property ourselves, but rather capture its value for our shareholders through an outright sale, a farm-out, or a similar transaction over the next two years, depending on market conditions.

“We are affirming our 2010 operating earnings outlook of $3.20 to $3.40 per share and we will be in a better position to provide details for 2010 after we receive a final order in the Virginia base rate case proceeding.”

Third-quarter 2009 operating earnings compared to guidance

Third-quarter 2009 operating earnings of 99 cents per share compared to guidance of 88 cents to 93 cents per share. Drivers that compared favorably to guidance include higher contributions from gas transmission operations, higher contributions from unregulated retail energy marketing operations, lower financing costs and a lower effective income tax rate. Partially offsetting these positives were unfavorable weather in the regulated electric service territory.

Third-quarter 2009 operating earnings compared to 2008

The increase in third-quarter 2009 operating earnings per share as compared to third-quarter 2008 operating earnings per share is primarily attributable to higher contributions from the regulated electric utility and gas transmission businesses, higher contributions from unregulated retail energy marketing operations, and a lower effective income tax rate. Partially offsetting these positives were unfavorable weather in the regulated electric service territory, lower merchant generation margins and lower contributions from producer services.

Complete details of quarter-over-quarter operating earnings can be found on Schedule 4 of this release.

Fourth-quarter 2009 operating earnings guidance

Dominion expects fourth-quarter 2009 operating earnings in the range of 55 cents to 65 cents per share. This compares to operating earnings of 72 cents per share in the fourth quarter of 2008. Drivers expected to compare favorably to 2008 include higher contributions from the gas transmission businesses and a lower effective income tax rate. Expected offsets include higher planned outage expenses, higher interest expense and lower volumes from our remaining E&P operations as a result of the expiration of overriding royalty interests associated with former volumetric production payment agreements.

A summary of the company’s fourth-quarter 2009 guidance can be found in Dominion’s third-quarter 2009 Earnings Release Kit, published this morning on Dominion’s Web page under Financial Information and Filings, Earnings Release Kits at www.dom.com/investors.

In providing its fourth-quarter and full-year 2009 guidance and full-year 2010 operating earnings outlook, the company notes that there will be differences between expected reported (GAAP) earnings and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on reported earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance and outlook.

Conference call today

Dominion will host its third-quarter earnings conference call at 10 a.m. EDT on Friday, Oct. 30. Dominion management will discuss third-quarter 2009 financial results, fourth-quarter 2009 guidance and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.” International callers should dial (334) 323-9872. Participants should dial in 10 minutes to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT Oct. 30 and lasting until 11 p.m. EST Nov. 6. Domestic callers may access the recording by dialing (877) 919-4059. International callers should dial (334) 323-7226.  The PIN for the replay is 22433775. Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day Oct. 30.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of more than 27,500 megawatts of generation, 1.1 trillion cubic feet equivalent of proved natural gas and oil reserves, 14,000 miles of natural gas transmission, gathering and storage pipeline and 6,000 miles of electric transmission lines.  Dominion operates the nation’s largest natural gas storage systems with 975 billion cubic feet of storage capacity and serves retail energy customers in 12 states. For more information about Dominion, visit the company's Web site at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings and outlook for 2009 and 2010 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled.  Other factors include, but are not limited to, weather conditions, including the effects of hurricanes and major storms on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended September 30
	2009	2008	Change
Operating Revenue (GAAP Based 1)	$ 3,648	$ 4,365	$ (717)

Earnings:
Dominion Virginia Power	$ 95	$ 84	$ 11
Dominion Energy	95	81	14
Dominion Generation	459	449	10
Corporate and Other	(57)	(69)	12
OPERATING EARNINGS	$ 592	$ 545	$ 47
Items excluded from operating earnings 2	2	(37)	39
REPORTED EARNINGS 1	$ 594	$ 508	$ 86

Common Shares Outstanding (average, diluted)	596.3	582.0

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.16	$ 0.15	$ 0.01
Dominion Energy	0.16	0.14	0.02
Dominion Generation	0.77	0.77	-
Corporate and Other	(0.10)	(0.12)	0.02
OPERATING EARNINGS	$ 0.99	$ 0.94	$ 0.05
Items excluded from operating earnings 2	0.01	(0.07)	0.08
REPORTED EARNINGS 1	$ 1.00	$ 0.87	$ 0.13

(millions, except earnings per share)	Nine months ended September 30
	2009	2008	Change
Operating Revenue (GAAP Based 1)	$ 11,876	$ 12,117	$ (241)

Earnings:
Dominion Virginia Power	$ 292	$ 278	$ 14
Dominion Energy	371	333	38
Dominion Generation	1,098	991	107
Corporate and Other	(194)	(190)	(4)
OPERATING EARNINGS	$ 1,567	$ 1,412	$ 155
Items excluded from operating earnings 2	(271)	74	(345)
REPORTED EARNINGS 1	$ 1,296	$ 1,486	$ (190)

Common Shares Outstanding (average, diluted)	592.0	580.3

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.49	$ 0.48	$ 0.01
Dominion Energy	0.63	0.57	0.06
Dominion Generation	1.86	1.71	0.15
Corporate and Other	(0.33)	(0.33)	0.00
OPERATING EARNINGS	$ 2.65	$ 2.43	$ 0.22
Items excluded from operating earnings 2	(0.46)	0.13	(0.59)
REPORTED EARNINGS 1	$ 2.19	$ 2.56	$ (0.37)

1)	Determined in accordance with Generally Accepted Accounting Principle (GAAP)
2)	Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find
"GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 – Reconciliation of 2009 Operating Earnings to Reported Earnings

2009 Earnings (Nine months ended September 30, 2009)

The net effects of the following items, all shown on an after-tax basis, are included in 2009 reported earnings, but are excluded from operating earnings:

•
$281 million impairment charge resulting from the first quarter ceiling test performed for our gas and oil properties under the full cost method accounting with a subsequent update for estimated state taxes in the second quarter.

•	$4 million net loss related to our investments in nuclear decommissioning trust funds.
•	$60 million increase in interim income tax provision to reflect the impact of pending sale of Peoples and Hope on our 2009 estimated annual effective tax rate.
•	$62 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligation (ARO) for a power station unit that is no longer in service.
•	$23 million of earnings from Peoples and Hope.
•	$11 million net expense related to other items.

(millions, except per share amounts)	1Q09	2Q09	3Q09	4Q09	YTD 2009*
Operating earnings	$569	$406	$592		$1,567
Items excluded from operating earnings (after-tax):
Impairment of gas and oil properties	(272)	(9)			(281)
Net gains (losses) in nuclear decommissioning trust funds	(50)	12	34		(4)
Increase in interim tax provision - pending sale of Peoples and Hope	(10)	(18)	(32)		(60)
ARO revision		62			62
Peoples and Hope operations	26	8	(11)		23
Other items	(15)	(7)	11		(11)
Total items excluded from operating earnings	(321)	48	2		(271)
Reported earnings	$248	$454	$594		$1,296
Common shares outstanding (average, diluted)	585.7	594.0	596.3		592.0
Operating earnings per share	$0.97	$0.68	$0.99		$2.65
Items excluded from operating earnings (after-tax)	(0.55)	0.08	0.01		(0.46)
Reported earnings per share	$0.42	$0.76	$1.00		$2.19
*	YTD 2009 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2008 Operating Earnings to Reported Earnings

2008 Earnings (Twelve months ended December 31, 2008)

The net effects of the following items, all shown on an after-tax basis, are included in 2008 reported earnings, but are excluded from operating earnings:

•
$136 million tax benefit related to the planned sale of Peoples and Hope natural gas distribution companies, reflecting the reversal of deferred tax liabilities established in 2006, due to a change in the expected tax treatment of the sale.

•	$78 million of earnings from Peoples and Hope.
•	$38 million impairment charge related to a Dominion Capital investment.
•	$109 million of impairment charges reflecting other-than-temporary declines in the fair value of securities held in nuclear decommissioning trust funds.
•	$26 million net-of-tax reduction to the gain recognized in 2007 from the sale of our U.S. E&P businesses as a result of post-closing adjustments.
•
$41 million in other charges, including impairment of non-refundable deposits for certain generation-related vendor contracts and an increase to tax valuation allowances to reflect the effect of lower projected capital gain income on the realizability of state loss carryforwards attributable to specific asset impairments and dispositions.

(millions, except per share amounts)	1Q08	2Q08	3Q08	4Q08	YTD 2008
Operating earnings	$578	$289	$545	$422	$1,834
Items excluded from operating earnings (after-tax):
Tax benefit related to the planned sale of Peoples & Hope	136				136
Peoples and Hope operations	31	30	2	15	78
Dominion Capital asset impairment	(38)				(38)
Impairment losses in nuclear decommissioning trust funds	(16)	(15)	(19)	(59)	(109)
Adjustment to gain on sale of our U.S. E&P businesses			(26)		(26)
Other charges	(11)	(6)	6	(30)	(41)
Total items excluded from operating earnings	102	9	(37)	(74)	0
Reported earnings	$680	$298	$508	$348	$1,834
Common shares outstanding (average, diluted)	578.4	580.7	582.0	582.1	580.8
Operating earnings per share	$1.00	$0.50	$0.94	$0.72	$3.16
Items excluded from operating earnings (after-tax)	0.18	0.01	(0.07)	(0.12)	0.00
Reported earnings per share	$1.18	$0.51	$0.87	$0.60	$3.16

Schedule 4 - Reconciliation of 3Q09 Earnings to 3Q08

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	September 30,
	2009 vs. 2008
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($7)	($0.01)
Rate Adjustment Clause	3	0.00
Customer growth	1	0.00
Other	2	0.00
Storm damage and service restoration - distribution operations	3	0.00
Retail energy marketing operations	10	0.02
Other	(1)	0.00
Share dilution	---	0.00
Change in contribution to operating earnings	$11	$0.01

Dominion Energy
Producer services	($17)	($0.03)
Weather - Gas distribution	0	0.00
Gas and Oil - production	(14)	(0.02)
Gas and Oil - DD&A expense	9	0.01
Cove Point expansion	28	0.05
Other	8	0.01
Share dilution	---	0.00
Change in contribution to operating earnings	$14	$0.02

Dominion Generation
Regulated electric sales:
Weather	($14)	($0.02)
Rate Adjustment Clause	14	0.02
Customer growth	3	0.00
Other	(5)	0.00
Merchant generation margin	(15)	(0.02)
Outage costs	7	0.01
Depreciation and amortization	(6)	(0.01)
Other	26	0.04
Share dilution	---	(0.02)
Change in contribution to operating earnings	$10	$0.00

Corporate and Other
Change in contribution to operating earnings	$12	$0.02

Change in consolidated operating earnings 1	$47	$0.05

Change in items excluded from operating earnings 1, 2	$39	$0.08

Change in reported earnings (GAAP)	$86	$0.13

1)	Earnings for the Peoples Natural Gas Company (Peoples) and Hope Gas, Inc. (Hope) are
excluded from our 2009 and 2008 operating earnings.
2)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's Web site at www.dom.com/investors.